EXHIBIT 10.4

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT WAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OMITTED INFORMATION WAS REPLACED WITH ASTERISKS.

PULP SUPPLY AGREEMENT

between

KIMBERLY-CLARK GLOBAL SALES, INC.

and

NEENAH PAPER, INC.

Made as of the 30th day of November, 2004

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT WAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OMITTED INFORMATION WAS REPLACED WITH ASTERISKS.

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CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT WAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OMITTED INFORMATION WAS REPLACED WITH ASTERISKS.

TABLE OF CONTENTS
(continued)

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CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT WAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OMITTED INFORMATION WAS REPLACED WITH ASTERISKS.

TABLE OF CONTENTS
(continued)

		Page
12.08	Headings	15
12.09	Entire Agreement	16
12.10	Counterparts	16

EXHIBIT A	PULP PURCHASE OBLIGATIONS, SUPPLY OBLIGATIONS, DELIVERY POINTS AND TRANSPORTATION TERMS

EXHIBIT B	SPECIFICATIONS

EXHIBIT C	DISCOUNT SCHEDULE

EXHIBIT D	CERTIFICATE

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CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT WAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OMITTED INFORMATION WAS REPLACED WITH ASTERISKS.

PULP SUPPLY AGREEMENT

     THIS PULP SUPPLY AGREEMENT (“Agreement”), entered into as of the 30th day of November 2004, is by and between NEENAH PAPER, INC., a Delaware corporation (“Seller”), and KIMBERLY-CLARK GLOBAL SALES, INC., a Delaware corporation (“K-C”).

WITNESSETH

     WHEREAS, Seller pursuant to a Distribution Agreement (the “Distribution Agreement”) dated as of November 30, 2004, Kimberly-Clark Corporation, a Delaware corporation (“Parent”), will transfer certain assets and businesses to Seller and its subsidiaries in connection with a tax free spin-off of Parent’s United States paper and Canadian pulp businesses to the stockholders of Parent (the “Spin-off Transaction”); and

     WHEREAS, following the Spin-off Transaction, Seller and its subsidiaries will own and operate pulp mills and related woodlands operations in Terrace Bay, Ontario and Pictou, Nova Scotia; and

     WHEREAS, from and after the Spin-off Transaction, K-C wishes to purchase from Seller, and Seller wishes to sell to K-C, Pulp, as defined herein, upon the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the foregoing premises, which are incorporated herein, and the mutual covenants recited hereinafter, it is hereby agreed as follows.

ARTICLE 1
DEFINITIONS

     The following terms shall have the meanings set forth below when used in this Agreement and when used in any Purchase Order issued pursuant to this Agreement.

     1.01 Airdry Metric Ton (“ADMT”). One Thousand (1,000) kilograms of air-dry Pulp, containing ninety percent (90%) bone-dry fiber and ten percent (10%) moisture.

     1.02 Annual Supply Obligation or ASO. The maximum tonnage of Pulp, as set forth in Exhibit A hereto and as amended from time to time, which Seller must make available to K-C for purchase in any one Contract Year.

     1.03 Annual Purchase Obligation or APO. The maximum tonnage of Pulp, as set forth in Exhibit A hereto and as amended from time to time, which K-C must purchase from Seller in any one Contract Year.

     1.04 Contract Year. Any of the consecutive calendar years in the term of this Agreement, with the first year beginning on January 1, 2005 and ending December 31, 2005.

     1.05 Delivery Point. The facilities or ports set forth in Exhibit A, or as otherwise mutually agreed to by the parties in writing from time to time.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT WAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OMITTED INFORMATION WAS REPLACED WITH ASTERISKS.

     1.06 Distribution Date. As such term is defined in the Distribution Agreement.

     1.07 Environmental/Safety Laws. Any foreign or domestic law, regulation, rule, order or directive related to a concern for human health, safety, welfare or the natural environment, which in any way affects Seller’s ability to sell Pulp to K-C or K-C’s ability to purchase and utilize Pulp, all pursuant to the terms hereof.

     1.08 Invoice Price. Transaction Price less discounts as set forth in Exhibit C.

     1.09 Phase Down Period. The two (2) year phase down period, invoked by either party pursuant to Section 3.02 or Section 6.03.

     1.10 Pulp. Prime bleached Elemental Chlorine Free (“ECF”) grade northern bleached softwood kraft (NBSK) or hardwood kraft (NBHK, which is either High-Maple or Aspen as requested by K-C) pulp grades meeting the Specifications and the provisions of Section 9.02 hereof.

     1.11 Regions. K-C’s global locations referred to regionally as: North America (US and Canada), and Europe.

     1.12 Shipping Points. Seller’s existing stocking terminals from which Pulp purchased by K-C is to be shipped, or such other locations as the parties mutually agree in writing.

     1.13 Specifications. Any or all of K-C’s Pulp specifications listed in Exhibit B hereto, as amended from time to time by mutual agreement of the parties.

     1.14 Transaction Price. The price, in USD, per ADMT of Pulp from which discounts are to be taken as set forth in Article 4.

     1.15 2004 Supply Period. The period from the day after the Distribution Date to December 31, 2004, inclusive.

ARTICLE 2
ANNUAL PURCHASE AND SUPPLY OBLIGATIONS; ANNUAL FORECASTS
AND QUARTERLY ESTIMATES; SAFETY STOCKS

     2.01 Annual Purchase and Supply Obligations.

      (a) Subject to the terms and conditions herein:

         (i) For the 2004 Supply Period, Seller shall make available to K-C for purchase, and K-C shall purchase from Seller, Pulp in each Region as set forth in Exhibit A; and

         (ii) Beginning January 1, 2005, Seller shall make the Annual Supply Obligations available to K-C for purchase, and K-C shall purchase from Seller, the Annual Purchase Obligations.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT WAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OMITTED INFORMATION WAS REPLACED WITH ASTERISKS.

      (b) Failure of K-C to Satisfy its Annual Purchase Obligations. If K-C fails to purchase the Annual Purchase Obligation for any Contract Year, and such failure is not excused pursuant to this Agreement, then in lieu of any other direct, indirect, incidental, special, or consequential damages arising from K-C’s failure to purchase, Seller shall be entitled to receive from K-C the Purchase Shortfall Amount (as defined below). Upon notification that K-C will be unable to meet the Annual Purchase Obligation, Seller will diligently attempt to procure an alternate purchaser for that quantity of Pulp which, when added to the quantity of Pulp actually purchased by K-C during the applicable Contract Year, would equal the Annual Purchase Obligation for such year (the “Purchase Shortfall Quantity”).

The Purchase Shortfall Amount shall be equal to the amount Seller would have received from K-C had K-C purchased the Purchase Shortfall Quantity in accordance with the price and payment terms in Article 4 of this Agreement (the “Purchase Shortfall Price”), reduced by the amount of payments made to Seller for the Purchase Shortfall Quantity by alternate purchasers (the “Purchase Shortfall Mitigation Amount”), and increased by ten percent (10%) of the difference between the Purchase Shortfall Price and the Purchase Shortfall Mitigation Amount. If the Purchase Shortfall Mitigation Amount is greater than the Purchase Shortfall Price, then the Purchase Shortfall Amount will be zero.

Any tonnage for which payment is made by K-C as a result of the circumstances described in this subparagraph (b) shall be deducted from K-C’s Annual Purchase Obligation and Seller’s Annual Supply Obligation for such Contract Year.

      (c) Failure of Seller to Satisfy its Annual Supply Obligations. If Seller fails to make available for purchase by K-C the Annual Supply Obligation for any Contract Year, and such failure is not excused pursuant to this Agreement, then in lieu of any other direct, indirect, incidental, special, or consequential damages arising from Seller’s failure to sell, K-C shall be entitled to receive from Seller the Supply Shortfall Amount (as defined below). The quantity of Pulp which, when added to the quantity of Pulp actually supplied by Seller during the applicable Contract Year, would equal the Annual Supply Obligation for such year is referred to below as the “Supply Shortfall Quantity”).

The Supply Shortfall Amount shall be equal to the price paid by K-C for the Supply Shortfall Quantity on the open market (the “Supply Shortfall Cover Amount”), reduced by the price K-C would have paid Seller for the Supply Shortfall Quantity if Seller had supplied such Pulp as required by this Agreement (the “Supply Shortfall Price”) and increased by ten percent (10%) of the difference between the Supply Shortfall Cover Amount and the Supply Shortfall Price. If the Supply Shortfall Cover Amount is less than the Supply Shortfall Price, then the Supply Shortfall Amount will be zero.

Any tonnage purchased elsewhere by K-C as a result of the circumstances described in this subparagraph (c) shall be deducted from K-C’s Annual Purchase Obligation and Seller’s Annual Supply Obligation for such Contract Year.

      (d) Shortfall Payments; Exclusive Remedy. In the event that a shortfall occurs in the Annual Purchase Obligation, or in the Annual Supply Obligation, the

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT WAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OMITTED INFORMATION WAS REPLACED WITH ASTERISKS.

Purchase Shortfall Amount or the Supply Shortfall Amount, as the case may be, shall be payable within forty-five (45) days of the date that a written claim is made, provided that such claim shall not be made until the amount of the shortfall can be determined with reasonable certainty. Seller’s sole remedy for K-C’s unexcused failure to satisfy its Annual Purchase Obligation shall be as set forth in paragraph 2.01(b). K-C’s sole remedy for Seller’s unexcused failure to satisfy its Annual Supply Obligation shall be as set forth in paragraph 2.01(c).

     2.02 Regional Terms. Both parties agree that the terms and conditions of this Agreement adequately reflect differences in market Regions for Pulp specifications, transaction price, delivery, and payment terms.

     2.03 Quarterly Estimates. Beginning with the calendar quarter commencing January 1, 2005, the parties shall communicate thirty (30) days prior to the commencement of each quarter to forecast: 1) proposed quarterly purchases to be made by K-C for each of K-C’s mills listed in Exhibit A; and 2) the month within the calendar quarter upon which Seller shall make such quantities available to K-C.

     2.04 Annual Forecasts. By October 15 of each preceding Contract Year, for general guidance, K-C shall provide Seller with K-C’s preliminary non-binding forecast of purchases for the subsequent Contract Year. K-C shall provide Seller with its final non-binding forecast of purchases for each subsequent Contract Year by November 15. Additionally, on an annual basis Seller and K-C may agree to start discussions on or before October 15, without binding obligation unless so mutually agreed, to increase the volume of Pulp to be supplied and purchased above the volumes required by this Agreement, and such discussions will conclude by November 15 (regardless whether mutual agreement is reached or not). If mutually agreed upon, the additional volume of Pulp to be supplied and purchased will be according to the terms and conditions of this Agreement.

     2.05 Safety Stocks. Seller shall maintain safety stocks which are adequate to assure the continuous supply of Pulp to K-C set forth in Exhibit A, taking into account K-C’s forecasts, Seller’s production schedule, normal shipping times for vessel and inland shipments and other pertinent factors. In the event that K-C believes that additional safety stock is required, K-C shall discuss in good faith the safety-stock levels with Seller. If after the discussions, K-C reasonably determines that additional safety stock is needed, it shall so notify Seller and, at Seller’s election either (i) Seller may bring the safety-stock level to the required level within 30 days of receipt of K-C’s notice or (ii) K-C may purchase Pulp from other suppliers and Seller shall pay K-C the difference between the higher price paid by K-C for safety stock on the open market and the price K-C would have paid Seller if Seller had supplied Pulp as required by this Agreement, plus liquidated damages equal to ten percent (10%) of such difference in lieu of any other direct, indirect, incidental, special or consequential damages arising from such failure to deliver. Any tonnage purchased by K-C from other suppliers pursuant to this Section 2.05 shall be deducted from K-C’s Annual Purchase Obligation and Seller’s Annual Supply Obligation.

     2.06 Ordering. Periodic scheduling instructions for Pulp shall be placed by K-C and followed by Seller as follows, or as the parties may otherwise mutually agree in writing from time to time:

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT WAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OMITTED INFORMATION WAS REPLACED WITH ASTERISKS.

      (a) K-C shall advise Seller of K-C’s particular need for Pulp under this Agreement (a “Delivery Schedule”). The Delivery Schedule shall be communicated to Seller, at least 30 days prior to the date on which the shipment would be scheduled to leave the mill, by e-mail, or other means mutually agreed upon in writing by K-C and Seller. The Delivery Schedule shall set forth:

         (i) the specific quantity and grade of Pulp needed;

         (ii) the requested shipping date(s) and delivery date(s); and

         (iii) shipping instructions and Delivery Points.

      (b) Subject to K-C’s obligations pursuant to Section 2.01, K-C may cancel any specific quantity of Pulp specified in the Delivery Schedule by providing a revised Delivery Schedule to Seller for such quantity, by e-mail, or other means mutually agreed upon in writing by K-C and Seller. If the revised Delivery Schedule for such quantity is received by Seller prior to Seller delivering such quantity to a carrier for shipment, then K-C will be responsible for any out-of-pocket demurrage or other costs incurred by Seller as a result of such cancellation, provided that Seller uses commercially reasonable efforts to mitigate any such additional costs. If the revised Delivery Schedule for such quantity is received by Seller after such quantity has been delivered to a carrier for shipment, then K-C will be responsible for any additional costs incurred by Seller in complying with the revised Delivery Schedule for such quantity, provided that Seller uses commercially reasonable efforts to mitigate any such additional costs.

      (c) Upon Seller’s receipt of a Delivery Schedule, Seller shall promptly notify K-C of any proposed deviations from K-C’s instructions.

ARTICLE 3
QUALITY AND SPECIFICATIONS; SPECIFICATION CHANGES;
WARRANTIES; PRODUCT SAFETY CERTIFICATIONS;
REPORTS, RECORDKEEPING, AND ACCESS

     3.01 Quality and Specifications. The Pulp to be sold and purchased hereunder shall be consistent with the quality of prime pulp grades used throughout the world and shall be produced in accordance with and shall meet all of K-C’s requirements and Specifications as set forth in this Agreement and K-C’s shipping instructions under Article 5. In the event of any conflict or inconsistency between or among requirements, standards or conditions and unless otherwise herein specifically provided otherwise, the higher or more detailed requirement, standard or condition shall control. The parties agree to work together to make any necessary changes to the Specifications to ensure that the Pulp meets the performance, processing and other requirements in the manufacture of products into which the Pulp is incorporated and that the requirements of such products are met.

     3.02 Specifications Change. K-C shall have the right to propose reasonable changes to Specifications at any time during the term of this Agreement, and Seller agrees to use its commercially reasonable efforts to meet such changes within a reasonable period of time (not to exceed 90 days) after K-C’s written request has been received. For purposes of this paragraph,

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a reasonable change to Specifications shall mean that the Specifications requested could be met by third-party pulp suppliers in the commercial pulp market. If Seller is unable to meet such changes within such reasonable period, K-C may purchase Pulp meeting changed Specifications elsewhere, and K-C’s Annual Purchase Obligations shall be reduced accordingly. If Seller is able to make such changes, but Seller’s costs are increased or decreased as a direct result of such revised Specifications, Seller and K-C agree to negotiate in good faith to establish, within thirty (30) days of Seller’s knowledge that price changes shall result, any commercially reasonable revisions in price and terms. If the parties are unable to agree on a price adjustment within such 30 day period and K-C elects not to forego the Specifications change, irrespective of any other provision hereof, either party shall have the right to commence the Phase Down Period immediately with respect to the quantity of Pulp for which the change to Specifications was requested.

     Seller understands that the introduction of process changes in its Pulp manufacturing can potentially affect K-C’s manufacturing process and/or final product attributes. Therefore, Seller will provide K-C with Pulp samples for evaluation at least one hundred twenty (120) days in advance of making any such changes. If, in the sole, reasonable opinion of K-C, a process change by Seller will negatively affect K-C’s manufacturing process and/or final product attributes, then K-C agrees to give Seller an additional ninety (90) days written notice of such negative effects. At the end of such ninety (90) day notice period Seller shall either revoke such process change or immediately and permanently release K-C from its purchase obligations under this Agreement as to the Pulp in question.

     3.03 Forestry. Seller shall, by December 31, 2005, cause its wholly-owned wood fiber suppliers to be formally certified in one of the internationally-recognized forest certification programs, such as the American Forest and Paper Association’s (AF&PA) Sustainable Forestry Initiative® (SFI) program. In addition, Seller will use its commercially reasonable efforts to work with and encourage its industrial contract wood fiber suppliers to be so certified by December 31, 2005 and shall encourage its non-industrial contract wood suppliers to adopt the principles of sustainable forestry and to seek independent certification of their woodlands in an appropriate program such as the American Tree Farm System’s Standards of Sustainability for Forest Certification.

     3.04 Warranties; Product Safety Certification.

      (a) Each party represents and warrants to the other party that:

         (i) it is a corporation duly organized, existing and in good standing under the laws of the state of Delaware and its execution and performance of this Agreement is within its corporate powers, has been duly authorized, and is not in contravention or violation of its charter, by-laws or any corporate resolution or of law or of any indenture, agreement, undertaking or other obligation to which it is bound;

         (ii) it has obtained all governmental licenses, approvals and registrations necessary to perform and fulfill its obligations under this Agreement;

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         (iii) the individual signing this Agreement on its behalf is duly authorized to do so and this Agreement is legally valid, binding and enforceable in accord with its terms; and

         (iv) it shall take all steps necessary to assure that all delivery dates and other obligations established in this Agreement by it to be performed are met in a timely fashion.

      (b) Seller agrees that the Pulp shall be, at the time of delivery to K-C, free from contamination or other defects and shall conform in all respects with the Specifications and other requirements hereof.

      (c) Seller agrees that, in addition to the other requirements of this Agreement, each shipment of the Pulp:

         (i) shall conform to the U.S. Food and Drug Administration requirement for pulp as defined in 21 C.F.R. Section 186.1673, and requirements for Indirect Food Additives: Pulp and Paperboard Components as defined in 21 C.F.R. Part 176; and

         (ii) will be sufficiently tested to certify that it meets the Council of Northeast Governors (“CONEG”) heavy metal requirements for levels of lead, mercury, cadmium and chromium.

Upon execution of this Agreement, Seller shall provide to K-C a certificate attesting to the foregoing in the form attached hereto as Exhibit D.

     3.05 Reports, Recordkeeping, and Access. Seller shall maintain a quality assurance program that meets the sampling process, test methods and technical attributes set forth in the Specifications in Exhibit B. Seller understands that K-C relies on Seller’s quality assurance program to assure that Pulp delivered is in compliance with the Specifications and other provisions set forth herein. During the term of this Agreement, Seller shall collect and for five (5) years after termination hereof, shall maintain: (i) process control data and property data typical in the industry for the production of Pulp, (ii) all data required to document compliance with the Specifications and other terms hereof, and (iii) any other process control or property data related to the production of Pulp as K-C may from time to time reasonably request. Seller shall provide K-C, upon its request, with access, at reasonable times, to Seller’s facilities for purposes of reviewing such operations and Seller’s compliance with the terms hereof, including Seller’s records required to be kept pursuant to this Section 3.05.

ARTICLE 4
PRICE AND PAYMENT TERMS

     4.01 Price.

      (a) The parties acknowledge that the price for Pulp fluctuates with market conditions and agree that the price at which Seller shall sell and K-C shall purchase Pulp hereunder shall be determined as set forth in this Article 4. In order to determine the

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price for Pulp invoiced in any given month, the parties shall first establish the Transaction Price which shall be based on the prevailing price per ADMT of Pulp for the preceding month as quoted by one or more major, regular market producers of prime bleached Pulp for contract or regular, long-term customers for any given month. Based upon such quote(s), Seller and K-C shall attempt to mutually agree on the applicable Transaction Price for any given month’s shipments. If the parties cannot agree on the Transaction Price, then the Transaction Price shall be determined by reference to published market data as follows:

For Softwood (NBSK) Shipped to North American Delivery Points:

      The Transaction Price shall be the average of:

            1) Pulp and Paper Week’s posted price in the “Price Watch: Market Pulp” table for the preceding month. In the case of a range of prices, the range average; and

            2) The posted price in RISI World Pulp Monthly’s “Table 5 Market Pulp Price Summary” Delivered to United States for the preceding month.

In the event that the next issue of the subject publications adjusts or corrects previously published prices, such resulting adjustments shall be credited to the proper party and incorporated into the methodology on a going-forward basis.

For Hardwood (NBHK):

The Transaction Price shall be the posted Aspen and Maple price in RISI World Pulp Monthly’s “Table 5 Market Pulp Price Summary” Delivered to United States for the preceding month.

For Softwood (NBSK) Shipped to European Delivery Points:

The Transaction Price shall be the average of:

            1) The Hawkins Wright PulpWatch posted price in the “Price Indication” table for the preceding month. In the case of a range of prices, the range average; and

            2) The posted price in RISI World Pulp Monthly’s “Table 5 Market Pulp Price Summary” Delivered to Europe for the preceding month.

In the event that the next issue of the subject publications adjusts or corrects previously published prices, such resulting adjustments shall be credited to the proper party and incorporated into the methodology on a going-forward basis.

Discontinuation of a Publication

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In the event that one or more of the subject publications cease to exist, then the parties agree to negotiate in good faith to determine a commercially reasonable alternative to that publication for use in this Section 4.01.

      (b) Notwithstanding anything in Section 4.01(a) to the contrary, in no event shall the Transaction Price for NBSK shipped during the period from the Distribution Date to and including December 31, 2007 to North American Delivery Points be less than $*** per ADMT or more than $*** per ADMT.

     4.02 Discounts. The price to be paid by K-C for Pulp purchased pursuant to this Agreement shall be the Transaction Price established pursuant to Section 4.01 (including, if applicable Section 4.01(b)) less the discounts set forth in Exhibit C.

     4.03 Freight and Other Shipping Costs. Except as otherwise set forth herein, Seller shall pay shipping costs for, and insure deliveries of Pulp to the Delivery Points set forth in Exhibit A. K-C may request accelerated deliveries or designate other Delivery Points, in which event the parties shall review costs associated with such accelerated deliveries or other Delivery Points and establish appropriate shipping costs therefor.

     4.04 Payment Terms. Seller shall invoice K-C on a per load basis for all Pulp sold under this Agreement. K-C North America’s payment term is forty-five (45) days from date of shipment of Pulp. Seller shall invoice K-C Europe and K-C Europe shall pay Seller sixty (60) days from vessel arrival.

ARTICLE 5
SHIPMENT AND DELIVERY

     5.01 Shipment Method/Shipping and Delivery Points. All purchases of Pulp made hereunder shall be shipped from Seller’s Terrace Bay and Pictou pulp mills to K-C Delivery Points consistent with the parties’ 2004 shipping history or as mutually agreed. Seller shall deliver all Pulp to K-C at the Delivery Points set forth in Exhibit A, or as otherwise mutually agreed from time to time, in accordance with K-C’s shipping instructions. All pulp received by K-C’s European locations shall be supplied solely by Seller’s Pictou, Nova Scotia mill.

     5.02 Arrearage. Seller shall make and monitor all shipments and deliveries in accordance with the shipment schedules specified in K-C’s shipping instructions. When Seller becomes aware that it may be unable to ship any quantity of Pulp hereunder in accordance with K-C’s specified delivery schedule, Seller shall immediately notify K-C both orally and in writing of this possibility, and the parties shall determine whether Seller can effect delivery to meet K-C’s requirements. If, after discussion with Seller, K-C reasonably determines, in its sole good faith judgment, that Seller will not be able to make a delivery in time to meet K-C’s requirements, K-C shall have the right to obtain delivery of the required quantities of Pulp from an alternate supplier. In the event that K-C is required to purchase Pulp from another supplier pursuant to this Section 5.02, Seller shall pay K-C the difference between the higher price paid by K-C for Pulp on the open market and the price K-C would have paid to Seller if Seller had supplied Pulp as required by this Agreement, plus liquidated damages equal to ten percent (10%) of such difference, in lieu of any other direct, indirect, incidental, special or consequential damages arising from such failure to deliver. Purchases by K-C of Pulp from another supplier pursuant to

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this Section 5.02 shall be deducted from K-C’s Annual Purchase Obligation and Seller’s Annual Supply Obligation.

     5.03 Title and Risk of Loss. All shipments to North American Delivery Points shall be made FOB Delivery Point at which point risk of loss or damage shall pass to K-C. All shipments to European Delivery shall be made CIF European Delivery Point and risk of loss or damage shall pass in accordance with such CIF terms. Legal title to the Pulp shall pass to K-C at the Delivery Point designated by K-C.

     5.04 Bale Finishing. For North America, Seller will use commercially reasonable best efforts to work with K-C to develop and supply wireless bales meeting K-C technical and transportation requirements no later than June 1, 2006. For Europe, Seller will continue to provide wired bales, unless and until the parties mutually agree otherwise. Additionally, Seller will use commercially reasonable efforts to work with K-C to create uniform bale shape, dimensions, weights, and wrap requirements that will be implemented by June 1, 2006, but the parties acknowledge that transitioning to uniform bale shape, dimensions, weights, and wrap requirements is capital intensive and that there is not currently a provision in the budget of Seller for such an outlay and operational priorities may delay the implementation of uniform bale shape, dimensions, weights, and wrap requirements.

ARTICLE 6
TERM AND TERMINATION

     6.01 Term. The term of this Agreement shall commence on the Distribution Date, and shall continue until terminated in accordance with the terms of this Agreement.

     6.02 Termination. This Agreement may be terminated:

      (a) Upon the mutual written agreement of the parties; or

      (b) By either party for material breach of any of the terms hereof by the other party if the breach is not corrected (or remedied) within thirty (30) calendar days after written notice of breach is delivered to the defaulting party; or

      (c) By either party, upon thirty (30) days written notice to the other party, for three or more material breaches of the terms of this Agreement by the other party within a Contract Year, whether or not such breaches have been cured; or

      (d) By either party, forthwith, upon written notice to the other party, if such other party shall become insolvent, or shall be placed in receivership, reorganization, liquidation or bankruptcy, by the other party, immediately, upon written notice; or

      (e) By K-C, forthwith, upon written notice to Seller, if for any reason, the ownership or control of Seller or any of Seller’s production facilities becomes vested in, or is made subject to the control or direction of, any direct competitor of K-C or any governmental or regulatory authority or any other third party, who in K-C’s reasonable judgment may not be able to reliably perform the obligations of Seller hereunder; or

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT WAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OMITTED INFORMATION WAS REPLACED WITH ASTERISKS.

      (f) By either party, upon no less than ninety (90) days written notice to the other party, in the event of a fundamental change in the nature of the business of either party that may substantially affect its ability to sell or to purchase and utilize Pulp hereunder; or

      (g) As otherwise provided for in this Agreement in Article 6, Sections 9.01, Section 9.02, Section 9.03, or Article 11.

     6.03 Termination Without Cause.

      (a) As to the Entire Agreement, at any time on or after December 31, 2007, either party may provide written notice to the other party of its intent to commence the Phase Down Period. The notice shall specify the commencement date of such Phase Down Period. The earliest that the twenty-four month Phase Down Period can start is January 1, 2009. The Annual Purchase Obligation and Annual Supply Obligation under the Phase Down Period are set forth at Exhibit A.

      (b) As to that portion of the Agreement concerning NBHK Pulp only, Seller may give a three month written notice, consistent with timing of the Quarterly Estimate process per Section 2.03, to terminate the Purchase and Supply Obligations for either or both of the hardwood Pulp grades. The notice shall specify the effective termination date and must be acknowledged by K-C in writing.

     6.04 Effect of Termination. Upon termination of this Agreement:

      (a) The parties shall meet and discuss which outstanding and not yet fulfilled orders should be filled and which shall be cancelled.

      (b) Each party shall immediately return to the other (or destroy) all items of Confidential Information delivered hereunder and all copies thereof.

      (c) Seller shall continue to fulfill its warranty obligations with respect to any Pulp sold by Seller to K-C pursuant to this Agreement.

      (d) All requirements of warranties, reports, recording, access, indemnification, payment terms, obligations related to use or protection of Confidential Information, and provisions related to venue and choice of laws, shall survive termination or expiration of this Agreement according to their terms.

ARTICLE 7
CLAIMS: DISPUTE RESOLUTION

     7.01 Claims. Claims by K-C relative to its inability to utilize the Pulp as a result of the failure of the Pulp to meet the Specifications must be made within thirty (30) calendar days after receipt and acceptance of the shipment by K-C at one of the Delivery Points. K-C shall retain fifty percent (50%) of the Pulp shipment in dispute, when practical, pending examination by Seller or its nominee. Seller shall examine the Pulp held by K-C or its consignee within ten (10)

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT WAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OMITTED INFORMATION WAS REPLACED WITH ASTERISKS.

calendar days of notification by K-C, and Seller shall immediately notify K-C regarding how to dispose of any Pulp which is nonconforming.

     7.02 Dispute Resolution. The parties shall attempt to resolve claims or other disputes arising with respect to this Agreement within ninety (90) calendar days of the time a claim or other dispute arises by presenting the major issues for resolution to appropriate level managers in the normal chain of command of the affected business units.

     7.03 Litigation. Nothing herein, including the provisions of Section 7.02 above, shall prohibit either party from at any time pursuing or exercising any or all of its remedies at law or equity.

     7.04 Governing Law. The interpretation, validity and enforcement of this Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, without regard to choice of law provisions, and shall not be governed by the Convention on Contracts for the International Sale of Goods.

ARTICLE 8
INDEMNIFICATION

     Each party hereto agrees to defend, indemnify and hold harmless the other party, its officers, directors, agents and employees, from and against any and all claims, demands, judgments, costs, expenses and damages for personal injury or property damage caused by the indemnifying party’s negligent act or omission or willful misconduct.

     The foregoing indemnifications are subject to and conditioned upon:

      (a) prompt written notice being given to the indemnifying party by the indemnified party of any threatened or pending claim or other liability;

      (b) the indemnified party fully cooperating with the indemnifying party in the investigation and/or defense of any such claim or other liability; and

      (c) the indemnifying party having the absolute right to direct the defense and/or settlement of any such claim or other liability and to select counsel to represent it and the indemnified party.

ARTICLE 9
CONTINGENCIES

     9.01 Force Majeure. If either party is prevented or delayed in the performance of this Agreement by any cause beyond the affected party’s immediate or reasonable control and which arises without its fault or negligence, including an act of God, war or threat of war, strike or other form of labor disturbances, fire, explosion, or other casualty, any law, restraint, rule, regulation or other governmental restriction, or by any Environmental/Safety Laws, then the obligations of the parties to sell and deliver or to purchase and receive Pulp shall be reduced or canceled during the continuance of such event with regard to the quantity of Pulp which cannot be delivered or purchased as a direct consequence of such event. Specifically, during the

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT WAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OMITTED INFORMATION WAS REPLACED WITH ASTERISKS.

continuance of any one or more of the above events impairing Seller’s performance, Seller shall offer available supplies first to its long-term contract customers, including K-C, and shall allocate to K-C quantities not less than that quantity determined by multiplying K-C’s percentage of such total long term contract amounts by the total available supply. During the continuance of any one or more of the above events impairing K-C’s ability to accept or utilize Pulp, K-C’s obligations to purchase Pulp shall be reduced by such quantity as K-C shall be unable to accept or utilize. Quantities which Seller is unable to deliver by reason of force majeure shall be deducted from K-C’s Annual Purchase Obligation and Seller’s Annual Supply Obligation. If a force majeure shall prevent a party from performing its obligations under this Agreement for more than one year, the other party may, upon written notice, terminate this Agreement as to that portion affected by the force majeure.

     9.02 Environmental/Safety Laws. Irrespective of any provision herein to the contrary, if Seller is unable to supply K-C with Pulp or K-C is unable to purchase and/or receive Pulp hereunder which complies with all applicable Environmental/Safety Laws, K-C may reduce the quantity of Pulp to be purchased hereunder in accordance with Section 9.01 during the period of non-compliance. Notwithstanding any such reductions, K-C and Seller shall work together for a reasonable period of time (not to exceed ninety (90) days) to determine whether Seller can provide any Pulp not affected by Environmental/Safety Laws. In the event Seller is unable to provide Pulp meeting Environmental/Safety Laws by the end of such ninety (90) day period, K-C may terminate this Agreement, in whole or in part, immediately upon written notice to Seller.

     9.03 Forestry Considerations.

      (a) In the event that as a result of Seller’s forestry activities, continued use of Seller’s Pulp by K-C does, or in the reasonable judgment of K-C is likely to, result in a substantial loss of sales of K-C products or to otherwise materially and adversely affect the reputation of K-C or its products, K-C shall give Seller written notice of the facts or allegations upon which it relies to base its conclusion that continued use of Seller’s Pulp will likely cause such consequences (such notice is referred to herein as the “Section 9.03 Notice”). Within a reasonable time (not to exceed 90 days from the receipt of K-C’s Section 9.03 Notice), Seller and K-C shall discuss such facts or allegations and work together in good faith to arrive at a mutually agreeable solution to reasonably address such facts or allegations.

      (b) If Seller and K-C are able to agree on a mutually acceptable solution, that agreement will be reduced to writing and will set forth the respective obligations of the parties under the agreed solution. If Seller and K-C are unable to agree on a solution, then K-C shall have the right to terminate this Agreement upon written notice effective not earlier than one year following the date of such written notice.

     9.04 Notice. If either party is prevented or delayed in performance by any of the events specified in Section 9.01 or Section 9.02, the party affected shall give immediate written notice to the other party of the cause, the date of commencement and other relevant details of any such nonperformance, and to the best of its knowledge, the extent of such nonperformance and when deliveries, acceptance or utilization may be anticipated to resume. The parties agree to cooperate with each other and to use all commercially reasonable efforts to resolve any such situation in good faith and in a timely manner. Such resolution may include, but shall not be

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT WAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OMITTED INFORMATION WAS REPLACED WITH ASTERISKS.

limited to, reapportioning or otherwise adjusting the Annual Purchase Obligation to be purchased by K-C during the term hereof and/or the Annual Supply Obligation.

ARTICLE 10
CONFIDENTIALITY

     The specific terms and conditions of this Agreement and any information conveyed or otherwise received by or on behalf of a party in conjunction herewith are confidential and are subject to the terms of the Confidentiality provisions of the Distribution Agreement.

ARTICLE 11
CUSTOMS

     K-C is certified by the U.S. Customs Service as compliant with the Customs-Trade Partnership Against Terrorism program (“C-TPAT”). Seller agrees to familiarize itself with the applicable standards of the C-TPAT program (i.e., see www.customs.gov/xp/cgov/import/ commercial_enforcement/ctpat/). To the extent Seller deals with K-C in the supply chain of products to be imported into the U.S., Seller shall implement a verifiable, documented program that complies with C-TPAT standards and K-C’s requests that K-C reasonably believes are necessary to maintain K-C’s C-TPAT certification. If K-C has received notice of non-compliance with C-TPAT from the U.S. Customs Service or a court or federal agency of competent jurisdiction or if K-C reasonably believes that Seller has failed to comply with the preceding sentence, K-C shall give Seller written notice stating in reasonable detail the factual basis for K-C’s claim of non-compliance, including a copy (if any) of the notice of non-compliance with C-TPAT from the U.S. Customs Service or a court or federal agency of competent jurisdiction. The parties shall attempt to resolve K-C’s claim in accordance with the Dispute Resolution procedure stated in §7.02 hereof and in good faith discussions among K-C, Seller and the U.S. Customs Service or court or federal agency of competent jurisdiction. If the parties have not resolved K-C’s claim to the reasonable satisfaction of K-C or within the time period the U.S. Customs Service provides to K-C for remedying the non-compliance, then K-C shall have the right to terminate this Agreement, in whole or in part, without penalty by giving 180 days written notice to Seller.

ARTICLE 12
GENERAL

     12.01 Parties Bound/Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors, and permitted assigns. Neither party shall assign or transfer any right, obligation or interest under this Agreement without the prior written consent of the other, provided that either party may assign this Agreement to a wholly owned subsidiary and, except for the situation described in Section 6.02(e), either party may assign to a successor company by merger or corporate reorganization but only upon assumption by such successor of the assignor’s obligations under this Agreement.

     12.02 Right of Offset. Upon written notice to the other party, each party has the right to deduct from amounts owed to the other party undisputed amounts due and owing to it by the other party if those amounts go unpaid more than 60 days after they are due and owing.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT WAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OMITTED INFORMATION WAS REPLACED WITH ASTERISKS.

     12.03 Compliance With Law. Each party shall comply with all applicable laws, rules, regulations or other requirements of any governmental entity that affect such party’s obligations and other responsibilities hereunder in performing this Agreement.

     12.04 Independent Contractor Status. Each party shall be an independent contractor in its performance of this Agreement and shall not be deemed, expressly or by implication, to be an agent, employee, representative or servant of the other for any purpose whatsoever.

     12.05 Waiver of Breach. No waiver of breach or non-performance of any of the provisions of this Agreement shall be construed as a waiver of any succeeding breach or non-performance of the same or any other provision.

     12.06 Notices. Other than routine communications in the ordinary course of performing any obligations under this Agreement, all notices and communications in connection with this Agreement shall be in writing and shall be deemed complete upon transmittal by a recognized international courier or by facsimile, with a confirmation of receipt, addressed to the parties hereto at their respective addresses or facsimile numbers set forth below:

IF TO SELLER:

Neenah Paper, Inc.
Preston Ridge III, Suite 600
3460 Preston Ridge Road
Alpharetta, Georgia 30005
Attn: Chief Executive Officer
Phone: (678) 566-6500
Fax: (678) 518-3283

with copy to:

Neenah Paper, Inc.
Preston Ridge III, Suite 600
3460 Preston Ridge Road
Alpharetta, Georgia 30005
Attn: General Counsel
Phone: (678) 566-6500
Fax: (678) 518-3283

IF TO K-C:

Kimberly-Clark Global Sales, Inc.
2300 Winchester Road
Neenah, WI 54956
Attn: Director Virgin Fiber Procurement
Phone: (920) 721-4116
Fax: (920) 721-4976

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT WAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OMITTED INFORMATION WAS REPLACED WITH ASTERISKS.

with copy to:

Chief Counsel, Neenah Operations
Kimberly-Clark Corporation
401 N. Lake Street
Neenah, WI 54957 –0349
Phone: (920) 721-2000
Fax: (920) 721-8446

or any other address or fax number and to the attention of any other person as either of the parties may specify hereafter by written notice to the other.

     12.07 Severability of Provisions. If any provision of this Agreement shall be determined to be invalid, illegal or unenforceable under law, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     12.08 Headings. Article and section headings used in this Agreement are for the purpose of reference only and shall not be considered in construing this Agreement.

     12.09 Entire Agreement. This Agreement, including its Exhibits and documents referenced herein, constitutes the entire agreement between the parties related to the subject matter hereof, and cancels and supersedes all prior or contemporaneous agreements, whether oral or written, relating to the subject matter of this Agreement and all prior agreements, negotiations, dealings and understandings, whether written or oral, regarding the subject matter hereof are hereby superseded and merged into this Agreement. No conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement shall be binding unless hereafter made in writing and signed by the party to be bound, and no modification shall be effected by the acknowledgement or acceptance of purchase order or shipping instruction, invoice or other forms containing terms or conditions at variance with or in addition to those set forth in this Agreement.

     12.10 Counterparts. This Agreement may be executed by the parties in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, this Agreement has been executed in multiple counterparts by the duly authorized representatives of the parties as of the date first written above.

NEENAH PAPER, INC.		KIMBERLY-CLARK GLOBAL SALES, INC.

BY:		BY:

	Sean T. Erwin Chief Executive Officer		Mark A. Buthman, President

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT WAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OMITTED INFORMATION WAS REPLACED WITH ASTERISKS.

EXHIBIT A
To
Pulp Supply Agreement Between Kimberly-Clark Global Sales, Inc. and Neenah
Paper, Inc.

NORTH AMERICAN ANNUAL SOFTWOOD PULP PURCHASE OBLIGATIONS,
SUPPLY OBLIGATIONS, DELIVERY POINTS AND TRANSPORTATION TERMS

Northern Bleach Softwood Kraft (NBSK)

Annual Purchase Obligation
Contract Year	(K-C)	Annual Supply Obligation (Seller)
2004 [Fourth Quarter Only]	93,000 ADMT (less tonnage transferred to K-C during the Fourth Quarter of 2004 prior to the Distribution Date)	93,000 ADMT (less tonnage transferred to K-C during the Fourth Quarter of 2004 prior to the Distribution Date)

2005 & 2006	360,000 ADMT	360,000 ADMT

2007†	320,000 ADMT	320,000 ADMT

2008 and all subsequent Contract
Years	275,000 ADMT	275,000 ADMT

Phase Down Year 1	225,000 ADMT	225,000 ADMT

Phase Down Year 2	150,000 ADMT	150,000 ADMT

† Seller shall use its commercially reasonable best efforts so that, as of January 1, 2007, each K-C mill shall receive pulp solely from one Seller mill.

Delivery Points and Transportation Terms for K-C North America

Beech Island, SC	Chester, PA	Owensboro, KY
Huntsville, Ontario	Loudon, TN	Marinette, WI
Mobile, AL	Corinth, MS	*Celu-Tissue Mills
Jenks, OK	New Milford, CT	*Schweitzer-Maudit’s Lee, MA Mill

Delivery during the Phase Down Period to be consistent with tonnages across Delivery Points during the two contract years prior to the start of the Phase Down Period.

All transportation costs to be paid by Seller.

*Solely for fiber needs related to K-C products.

1

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT WAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OMITTED INFORMATION WAS REPLACED WITH ASTERISKS.

NORTH AMERICAN ANNUAL HARDWOOD PULP PURCHASE OBLIGATIONS, SUPPLY OBLIGATIONS,
DELIVERY POINTS AND TRANSPORTATION TERMS

Northern Bleached Hardwood Kraft (NBHK)

Contract Year	Annual Purchase Obligation (K-C)	Annual Supply Obligation (Seller)

2004 [Fourth Quarter Only]	High-Maple 10,000 ADMT*	High-Maple 10,000 ADMT*

	Aspen 12,500 ADMT*	Aspen 12,500 ADMT*

2005	High-Maple 40,000 ADMT	High-Maple 40,000 ADMT

	Aspen 40,000 ADMT	Aspen 40,000 ADMT

2006	High-Maple 30,000 ADMT	High-Maple 30,000 ADMT

	Aspen 30,000 ADMT	Aspen 30,000 ADMT

2007†	High-Maple 20,000 ADMT	High-Maple 20,000 ADMT

	Aspen 20,000 ADMT	Aspen 20,000 ADMT

2008	High-Maple 10,000 ADMT	High-Maple 10,000 ADMT

	Aspen 10,000 ADMT	Aspen 10,000 ADMT

2009 and all subsequent contract years	No obligation	No obligation

* These amounts shall be reduced by any tonnage transferred to K-C during the Fourth Quarter of 2004 prior to the Distribution Date.

† Seller will use its commercially reasonable best efforts so that, as of January 1, 2007, each K-C mill shall receive pulp solely from one Seller mill.

2

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT WAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OMITTED INFORMATION WAS REPLACED WITH ASTERISKS.

Delivery Points and Transportation Terms for K-C North America

Beech Island, SC	Chester, PA	Marinette, WI
Owensboro, KY	Huntsville, Ontario	Loudon, TN
*Fullerton, CA	Mobile, AL	Corinth, MS
Jenks, OK	New Milford, CT	**Celu-Tissue Mills

* Seller will not be required to deliver to Fullerton, CA after December 31, 2004.

**Solely for fiber needs related to K-C products.

All transportation costs to be paid by Seller.

EUROPE ANNUAL SOFTWOOD PULP PURCHASE OBLIGATIONS, SUPPLY OBLIGATIONS, DELIVERY
POINTS AND TRANSPORTATION TERMS

Northern Bleached Softwood Kraft (NBSK)

Contract Year	Annual Purchase Obligation (K-C)	Annual Supply Obligation (Seller)
2004 [Fourth Quarter Only]	21,250 ADMT (less tonnage transferred to K-C during the Fourth Quarter of 2004 prior to the Distribution Date)	21,250 ADMT (less tonnage transferred to K-C during the Fourth Quarter of 2004 prior to the Distribution Date)

2005 & 2006	80,000 ADMT	80,000 ADMT

2007†	75,000 ADMT	75,000 ADMT

2008 and all subsequent Contract Years	70,000 ADMT	70,000 ADMT

Phase Down Year 1	52,500 ADMT	52,500 ADMT

Phase Down Year 2	35,000 ADMT	35,000 ADMT

3

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT WAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OMITTED INFORMATION WAS REPLACED WITH ASTERISKS.

Delivery Points and Transportation Terms for K-C Europe

Europe (can only be supplied by Seller’s Pictou Mill)
Duffel	CIF* Flushing
Northfleet	CIF* Northfleet
Barrow	CIF* Northfleet/Barrow
Rouen	CIF* Rouen
Salamanca	CIF* Santander
VSE	CIF* Rouen

† Seller will use its commercially reasonable best efforts so that, as of January 1, 2007, each K-C mill shall receive pulp solely from one Seller mill.

* As defined according to INCOTERMS 2001(or applicable latest edition).

END OF EXHIBIT A

4

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT WAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OMITTED INFORMATION WAS REPLACED WITH ASTERISKS.

EXHIBIT B
To
Pulp Supply Agreement Between Kimberly-Clark Global
Sales, Inc. and Neenah Paper, Inc.

Kimberly-Clark Raw Material Specifications

K-C Raw Material Specification (RMS) documents listed below are incorporated herein by reference. These documents are controlled by the K-C Corporate Quality Systems & Compliance team in Neenah, Wisconsin. Copies of RMS documents are forwarded directly to Seller’s Sales Department and are otherwise available upon request. These documents are the primary source of information necessary to specify pulp for K-C pursuant to this Agreement.

Pulp Grade Specifications
K-C RMS Department	Material
RM 2763	LL-19 ECF
RM 3061	LL-16 ECF
RM 3082	Pictou Harmony
RM 3087	Hi-Mape Pictou

The RMS documents listed above contain Quality Parameters and summarize key aspects of pulp quality mutually agreed to by K-C and Seller. As used therein, Quality Parameters have the following definitions:

     ACCEPTANCE Characteristics: used to determine suitability of pulp for shipment to K-C.

     TRACKING Characteristics: not for ACCEPTANCE, but run-to-target is expected, per vendor test results.

     OTHER Instructions: additional features of the material and packaging details for shipping.

The RMS documents listed above shall govern purchases by all K-C locations. Should any K-C location seek different specifications for pulp to be delivered to a specific mill(s), such requirements shall be detailed in a K-C regional Purchase Order, and shall be accommodated in accordance with Section 3.02 of this Agreement.

In order to continually and accurately specify the pulp materials being purchased by K-C, the RMS documents listed above, any exceptions thereto, and the information shown in this EXHIBIT B, may be modified from time to time upon mutual written agreement between K-C and Seller. All mutually approved modifications will be communicated in writing and on a timely basis to all concerned parties.

END OF EXHIBIT B

5

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT WAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OMITTED INFORMATION WAS REPLACED WITH ASTERISKS.

EXHIBIT C

To
Pulp Supply Agreement Between Kimberly-Clark Global Sales, Inc. and Neenah
Paper, Inc.

DISCOUNT SCHEDULE

Northern Bleached Softwood Kraft (NBSK)

     NORTH AMERICA: ***% off of the North American Transaction Price for the prior month.

     EUROPE: ***% off of the European Transaction Price for the prior month.

Northern Bleached Hardwood Kraft (NBHK) (North America only)

     Aspen: ***% off the North American Transaction Price for the prior month.

     Maple: ***% off the North American Transaction Price for the prior month.

END OF EXHIBIT C

6

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT WAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OMITTED INFORMATION WAS REPLACED WITH ASTERISKS.

EXHIBIT D

To
Pulp Supply Agreement Between Kimberly-Clark Global Sales, Inc. and Neenah
Paper, Inc.

CERTIFICATE

Seller will provide the following information for all bleached kraft Pulp grades manufactured by Seller and supplied to Kimberly-Clark Global Sales, Inc.

1.	The Pulp has been sampled in the past year and found to be non-detectable for 2,3,7,8 -TCDD (dioxin). We use elemental chlorine free bleaching for all Pulp delivered to Kimberly-Clark Global Sales, Inc.

2.	The Pulp has been sampled for CONEG heavy metals in the past year. All metals were non-detectable in all samples and, therefore, easily meet the 100 ppm CONEG requirement.

3.	All wood Pulp produced by Seller is manufactured with conventional processes and is considered Generally Recognized As Safe (GRAS) as an indirect food additive under 21 CFR 186.1673. Based on this listing, a complete survey of our raw material suppliers and an independent review by technical and legal consultants, our products and raw materials also conform to 21 CFR 176.170 – Indirect Food Additives: Paper and Paperboard Components.

4.	In addition, Seller does not use ozone depleting substances (ODS) in the manufacture of its bleached kraft Pulp.

Contact us if you require additional information.

DATE & Location

Signature

Title

END OF EXHIBIT D

7